Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports Third Quarter

Fiscal Year 2010 Financial Results

Company Generates Strong Earnings and Cash Flow

•	Net revenue of $56.5 million

•	Income from continuing operations of $3.7 million, or $0.08 per share

•	Non-GAAP Income from continuing operations of $6.4 million, or $0.15 per share

•	Free cash flow of $9.9 million

SAN JOSE, Calif. — May 4, 2010 — Symmetricom, Inc. (NASDAQ:SYMM), a major supplier of precise time and frequency technologies, today reported financial results for its third quarter of fiscal 2010 ended March 28, 2010.

Net revenue for the third quarter of fiscal 2010 was $56.5 million, compared to the $56.2 million reported for the third quarter of fiscal 2009. Symmetricom reported income from continuing operations of $3.7 million, or $0.08 per share, for the third quarter of fiscal 2010, compared to a loss from continuing operations of $46.8 million, or $(1.08) per share, in the third quarter of fiscal 2009. The loss from continuing operations in the third quarter of fiscal 2009 was principally driven by a $48.1 million charge for impairment of goodwill and $5.9 million of restructuring charges.

In the third quarter of fiscal 2010, Symmetricom completed the sale of its video Quality of Experience business and recorded income from discontinued operations of $0.8 million, or $0.02 per share.

Non-GAAP Income from continuing operations in the third quarter of fiscal 2010 were $6.4 million, or $0.15 per share, compared with $6.6 million, or $0.15 per share, in the same period of the prior year

Cash, cash equivalents and short-term investments totaled $133.5 million as of March 28, 2010, an increase of $12.7 million from the $120.8 million reported as of December 27, 2009. Net cash provided by operating activities in the third quarter was approximately $11.7 million and property, plant and equipment purchases were $1.8 million, resulting in free cash flow of $9.9 million.

Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

“Our revenues were up slightly over the prior year quarter and improved gross margins drove strong earnings and cash flows,” said Dave Côté, Chief Executive Officer of Symmetricom. “In our Communications Business, we saw continued growth in our IEEE1588 packet timing products, driven by the continuing conversion to Ethernet backhaul by carriers worldwide. We also won a three-year, $5 million service contract with a major carrier, our largest ever. In addition, we made key organizational progress by hiring a new Executive VP of Sales, completing the sale of our QoE business, and initiating the outsourcing of activities from our Puerto Rico facility.”

Business Highlights

Revenue in our Communications business in the third quarter was $35.2 million compared to $33.4 million reported in the same period of last year. The 5% year-over-year growth was driven primarily by increased sales of our WiMAX GPS modules and growth in installation services revenues.

Revenue in our Government business in the third quarter was $21.3 million compared to $22.7 million reported in the same period of last year. The 6% year-over-year decline in revenues was due primarily to lower sales of government communications and signal intelligence systems.

Fourth Quarter and Fiscal 2010 Guidance

Symmetricom’s updated guidance for fiscal 2010 is as follows:

•	Net revenue is expected to be in the range of $216 million to $223 million

•	GAAP earnings per share is expected to be in the range of $0.11 to $0.17

•	Non-GAAP earnings per share is expected to be in the range of $0.37 to $0.42

For the fourth quarter of fiscal 2010, Symmetricom updated guidance is as follows:

•	Net revenue is expected to be in the range of $50 million to $57 million

•	GAAP earnings (loss) per share is expected to be in the range of $(0.03) to $0.03

•	Non-GAAP earnings per share is expected to be in the range of $0.07 to $0.12

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-415-228-5002 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-402-220-9789 and referencing the passcode 5220.

About Symmetricom, Inc.

Symmetricom, a world leader in precise time solutions, sets the world’s standard for time. The Company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the Company’s advanced timing technologies, atomic clocks, services and solutions. All products

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS(R) timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to Non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, impairment of goodwill and other intangibles, gains and losses on investments and repayment of convertible notes, non-cash interest expense charges, and other items that we do not consider indicative of our ongoing performance. The income tax effect after these Non-GAAP adjustments is determined based upon Symmetricom’s estimate of its annual Non-GAAP effective tax rate excluding these Non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such Non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning fourth quarter and fiscal 2010 guidance, as well as the information regarding the usefulness of the Non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, reduced rates or changes in government spending patterns, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 28, 2009 and subsequent Form 10-Q’s and 8-K’s.

SYMM-F

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 28, 2010	December 27, 2009	March 29, 2009 (1)	March 28, 2010	March 29, 2009 (1)
Net revenue	$56,526	$56,862	$56,168	$165,656	$159,486
Cost of sales:
Cost of products and services	28,367	30,884	28,945	88,788	80,266
Amortization of purchased technology	278	368	368	1,014	1,105
Restructuring charges	448	931	2,275	2,241	2,275

Total cost of sales	29,093	32,183	31,588	92,043	83,646

Gross profit	27,433	24,679	24,580	73,613	75,840
Gross margin	48.5%	43.4%	43.8%	44.4%	47.6%
Operating expenses:
Research and development	5,684	6,113	4,705	17,511	16,602
Selling, general and administrative	14,385	14,259	13,531	42,183	41,625
Amortization of intangible assets	62	62	102	219	308
Restructuring charges	998	535	3,635	2,009	4,472
Impairment of goodwill	—	—	48,144	—	48,144

Total operating expenses	21,129	20,969	70,117	61,922	111,151

Operating income (loss)	6,304	3,710	(45,537)	11,691	(35,311)
Loss on repayment of convertible notes, net	—	—	—	—	(5,623)
Loss on short-term investments, net	—	—	—	—	(1,368)
Interest income	350	505	322	1,316	1,581
Interest expense	(1,318)	(1,270)	(1,243)	(3,862)	(4,102)

Income (loss) from continuing operations before income taxes	5,336	2,945	(46,458)	9,145	(44,823)
Income tax provision	1,648	1,055	292	3,018	991

Income (loss) from continuing operations	3,688	1,890	(46,750)	6,127	(45,814)
Income (loss) from discontinued operations, net of tax	804	(391)	(358)	38	(1,428)

Net income (loss)	$4,492	$1,499	$(47,108)	$6,165	$(47,242)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.08	$0.04	$(1.08)	$0.14	$(1.05)
Income (loss) from discontinued operations	0.02	(0.01)	(0.01)	—	(0.03)

Net earnings (loss)	$0.10	$0.03	$(1.09)	$0.14	$(1.08)

Weighted average shares outstanding - basic	43,438	43,313	43,326	43,309	43,658

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.08	$0.04	$(1.08)	$0.14	$(1.05)
Income (loss) from discontinued operations	0.02	(0.01)	(0.01)	—	(0.03)

Net earnings (loss)	$0.10	$0.03	$(1.09)	$0.14	$(1.08)

Weighted average shares outstanding - diluted	43,934	43,708	43,326	43,828	43,658

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 28, 2010	June 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$49,072	$72,064
Short-term investments	84,391	40,737
Accounts receivable, net	36,685	42,389
Inventories, net	36,889	38,566
Prepaids and other current assets	14,699	16,143

Total current assets	221,736	209,899
Property, plant and equipment, net	23,095	20,749
Intangible assets, net	4,075	5,308
Deferred taxes and other assets	33,627	36,431

Total assets	$282,533	$272,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,048	$8,116
Accrued compensation	15,806	19,093
Accrued warranty	3,440	3,737
Other accrued liabilities	13,575	9,810

Total current liabilities	38,869	40,756
Long-term obligations	54,814	51,769
Deferred income taxes	334	334

Total liabilities	94,017	92,859
Stockholders’ equity:
Common stock	203,307	200,152
Accumulated other comprehensive income (loss)	(188)	144
Accumulated deficit	(14,603)	(20,768)

Total stockholders’ equity	188,516	179,528

Total liabilities and stockholders’ equity	$282,533	$272,387

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 28, 2010	December 27, 2009	March 29, 2009 (1)	March 28, 2010	March 29, 2009 (1)
Reconciliation from GAAP to Non-GAAP
GAAP Income (loss) from continuing operations	$3,688	$1,890	$(46,750)	$6,127	$(45,814)

Add Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	176	262	153	648	448
Research and development	228	228	(20)	656	434
Selling, general and administrative	776	700	723	1,670	1,394

Total equity-based compensation expense	1,180	1,190	856	2,974	2,276

Amortization of intangible assets:
Cost of products and services	278	368	368	1,014	1,105
Operating expenses	62	62	102	219	308

Total amortization of intangible assets	340	430	470	1,233	1,413

Restructuring charges	1,446	1,466	5,910	4,250	6,747
Impairment of goodwill	—	—	48,144		48,144
CEO post-employment compensation	—	—	1,007	—	1,007
Loss on repayment of convertible notes, net	—	—	—	—	5,623
Loss on short-term investments, net	—	—	—	—	1,368
Non-cash interest expense on convertible notes	812	765	731	2,345	2,339
Income tax effect of Non-GAAP adjustments	(1,035)	(1,413)	(3,718)	(3,565)	(8,270)

Non-GAAP Income from continuing operations	$6,431	$4,328	$6,650	$13,364	$14,833

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$0.08	$0.04	$(1.08)	$0.14	$(1.05)

Non-GAAP income from continuing operations	$0.15	$0.10	$0.15	$0.30	$0.34

Shares used in diluted shares calculation	43,934	43,708	43,790	43,828	44,199

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Nine months ended
	March 28, 2010	December 27, 2009	March 29, 2009 (1)	March 28, 2010	March 29, 2009 (1)
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$56,526	$56,862	$56,168	$165,656	$159,486

GAAP Gross profit	$27,433	$24,679	$24,580	$73,613	$75,840
GAAP Gross margin	48.5%	43.4%	43.8%	44.4%	47.6%

Add Non-GAAP adjustments:
Equity-based compensation expense	176	262	153	648	448
Amortization of intangible assets	278	368	368	1,014	1,105
Restructuring charges	448	931	2,275	2,241	2,275

Non-GAAP Gross profit	$28,335	$26,240	$27,376	$77,516	$79,668

Non-GAAP Gross margin	50.1%	46.1%	48.7%	46.8%	50.0%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$56,526	$56,862	$56,168	$165,656	$159,486

GAAP Operating expenses	$21,129	$20,969	$70,117	$61,922	$111,151
Operating expense % to revenue	37.4%	36.9%	124.8%	37.4%	69.7%

Add Non-GAAP adjustments:
Equity-based compensation expense	1,004	928	703	2,326	1,828
Amortization of intangible assets	62	62	102	219	308
Restructuring charges	998	535	3,635	2,009	4,472
Impairment of goodwill	—	—	48,144	—	48,144
CEO post-employment compensation	—	—	1,007	—	1,007

Non-GAAP operating expenses	$19,065	$19,444	$16,526	$57,368	$55,392

Non-GAAP operating expenses % to revenue	33.7%	34.2%	29.4%	34.6%	34.7%

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports Third Quarter Fiscal Year 2010 Financial Results

May 4, 2010

SYMMETRICOM, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending June 27, 2010
	Revenue		Earnings Per Share from Continuing Operations
	From	To	From	To
GAAP Guidance	$50,000	$57,000	$(0.03)	$0.03

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.03	0.02
Amortization of intangible assets			0.01	0.01
Restructuring charges			0.09	0.08
Non-cash interest expense on convertible notes			0.02	0.02
Income tax effect of non-GAAP adjustments			(0.05)	(0.04)

Total Non-GAAP Adjustments			0.10	0.09

Non-GAAP Guidance	$50,000	$57,000	$0.07	$0.12

	Twelve Months Ending June 27, 2010
	Revenue		Earnings Per Share from Continuing Operations
	From	To	From	To
GAAP Guidance	$216,000	$223,000	$0.11	$0.17

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.10	0.09
Amortization of intangible assets			0.04	0.04
Restructuring charges			0.18	0.17
Non-cash interest expense on convertible notes			0.07	0.07
Income tax effect of non-GAAP adjustments			(0.13)	(0.12)

Total Non-GAAP Adjustments			0.26	0.25

Non-GAAP Guidance	$216,000	$223,000	$0.37	$0.42

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